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                                                                   EXHIBIT 11(C)



Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 44 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 21, 1995, relating to the financial statements and financial highlights of the Pacific Horizon Prime Fund, Pacific Horizon Treasury Fund, Pacific Horizon Treasury Only Fund, Pacific Horizon Government Fund, Pacific Horizon Tax-Exempt Money Fund, and Pacific Horizon California Tax-Exempt Money Market Fund, six of the portfolios constituting the Pacific Horizon Funds, Inc., which appear in such Statement of Additional Information, and to the incorporation by reference of our report into the Statement of Additional Information and Prospectus which constitutes part of this Registration Statement for the Pacific Horizon Tax-Exempt Money Fund and Pacific Horizon California Tax-Exempt Money Market Fund. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" and "Financial Statements and Experts" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
-----------------------
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York  10036
December 20, 1995